RAIT Financial Trust Announces First Quarter Results

PHILADELPHIA, PA — May 5, 2008 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the first quarter ended March 31, 2008.

Summary

•	Adjusted earnings per diluted share of $0.52 for the quarter ended March 31, 2008 represents a 10.6% increase from adjusted earnings of $0.47 per diluted share for the quarter ended December 31, 2007

•	Earnings per share – diluted of $2.14 for the quarter ended March 31, 2008 as compared to a loss per share – diluted of $3.02 for the quarter ended December 31, 2007

- - - - -	$331.4 million of gross asset production for the quarter ended March 31, 2008
$14.5 billion of assets under management at March 31, 2008
$10.2 billion of total consolidated assets at March 31, 2008
Economic book value of $14.67 per share at March 31, 2008
Book value of $25.63 per share at March 31, 2008

Daniel G. Cohen, RAIT’s CEO, said, “During the first quarter, in what continued to be a challenging market environment, RAIT’s portfolio performed well and generated $0.52 of adjusted earnings per share which supported the declaration of a $0.46 quarterly common dividend per share. We continue to see opportunities to make investments and generate fees in this environment.  Our gross asset production for the quarter totaled $331.4 million in our commercial real estate and European portfolios which generated $3.7 million in asset origination fees during the quarter. For the remainder of 2008, we will continue to focus on generating cash flows from our investment portfolio, originating assets and fees, reducing our exposure to repurchase agreements and generating adjusted earnings for our investors.”

Earnings Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended March 31, 2008 of $31.7 million, or $0.52 per diluted share based on 60.9 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended March 31, 2007 of $51.6 million, or $0.85 per diluted share based on 60.6 million weighted-average shares outstanding – diluted.

RAIT reported GAAP net income available to common shares for the three-month period ended March 31, 2008 of $130.1 million, or total earnings per share – diluted of $2.14 based on 60.9 million weighted-average shares outstanding – diluted, as compared to net income available to common shares for the three-month period ended March 31, 2007 of $20.3 million, or total earnings per share – diluted of $0.34 based on 60.6 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported GAAP net income available to common shares to adjusted earnings, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule I to this release.

Fees Generated

Total fees generated, a non-GAAP financial measure, were $12.1 million for the quarter ended March 31, 2008 as follows:

-	Asset management fees of $8.1 million for the quarter ended March 31,
2008 on assets under management of $14.5 billion as of March 31, 2008. A total of $4.4 million of asset management fees received from consolidated securitizations are eliminated for GAAP reporting.
-	Origination fee income of $3.7 million for the quarter ended March 31,
2008 generated by originations through our commercial real estate and
European portfolios. $3.4 million is included in fee and other income for GAAP reporting and $0.3 million is deferred and will be recognized in future income.
-	Other fee income of $0.3 million.

Reported GAAP fee and other income were $7.4 million for the quarter ended March 31, 2008.

A reconciliation of fee and other income reported in GAAP earnings to total fees generated is included as Schedule II to this release.

Assets Under Management and Quarterly Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income and asset management fees it receives from $14.5 billion of assets under management as of March 31, 2008 and rental income from RAIT’s owned real estate. Our net investment income is the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio.

The following chart summarizes RAIT’s total assets under management and actual gross cash flow by portfolio (excluding origination fees of $3.7million) for the quarter ended March 31, 2008 (dollars in thousands):

	Assets Under	Gross
	Management	Cash Flow (1)
Commercial real estate portfolio	$2,146,035	$24,287
Residential mortgage portfolio	3,976,006	5,104
European portfolio	2,004,088	3,461
Domestic TruPS portfolio	6,218,286	11,850
Other investments	128,600	1,199

Total	$14,473,015	$45,901

(1)	Actual cash flows for the three-months ended March 31, 2008 may not be indicative of actual cash flows for subsequent quarterly or annual periods. See “Forward-looking Statement” below for risks and uncertainties that could cause our gross cash flow for subsequent quarterly or annual periods to differ materially from these amounts.

Economic Book Value & Book Value

RAIT’s economic book value per common share outstanding, a non-GAAP financial measure, increased to $14.67 as of March 31, 2008 from $10.52 as of December 31, 2007. Economic book value is computed by adding or subtracting from book value any unrealized losses or gains recognized in shareholders’ equity or through earnings that are in excess of RAIT’s value at risk, or RAIT’s retained investment. Under GAAP, RAIT absorbs unrealized losses or gains on investments held by certain of its consolidated entities, primarily RAIT’s consolidated securitizations, even if those unrealized losses or gains are in excess of RAIT’s retained investment in those securitizations.

RAIT’s GAAP book value per common share outstanding increased to $25.63 as of March 31, 2008 from $6.78 as of December 31, 2007. GAAP book value is computed by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

For a discussion of the impact of the adoption of SFAS 159 (defined below) on the increase in RAIT’s economic book value and GAAP book value, see “SFAS 159 Adoption” below.

A reconciliation of RAIT’s GAAP book value and economic book value as of March 31, 2008 and December 31, 2007, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule III to this release.

Liquidity

As of March 31, 2008, RAIT had $147.2 million of consolidated cash resources available to invest in commercial real estate, including $66.5 million of RAIT’s restricted cash and $46.5 million of unused capacity under secured credit facilities. In addition, RAIT’s two unconsolidated European securitizations held $363.3 million of restricted cash not reflected on RAIT’s balance sheets to fund investments in these securitizations. During the first quarter, we repaid $70.9 million of our repurchase agreements. As of March 31, 2008, RAIT had $67.9 million outstanding under its repurchase agreements and $146.7 million outstanding under its secured credit facilities and other indebtedness.

Investment Portfolio Summary

The following chart summarizes RAIT’s investment portfolio at March 31, 2008 (dollars in millions):

			Percentage	Weighted-
	Amortized	Estimated	of Total	Average
	Cost(1)	Fair Value(2)	Portfolio(3)	Coupon(4)

Investments in Mortgages and Loans
Commercial mortgages and mezzanine loans	$2,179	$2,240	24.1%	8.3%
Residential mortgages and mortgage-related receivables(5)	3,959	3,481	37.4%	5.6%

Total investments in mortgages and loans	6,138	5,721	61.5%	6.7%
Investments in Securities:
TruPS and subordinated debentures	3,454	2,749	29.5%	7.3%
Unsecured REIT note receivables	370	324	3.5%	6.0%
CMBS receivables	214	135	1.5%	5.7%
Other securities	118	64	0.7%	9.5%

Total investments in securities	4,156	3,272	35.2%	7.1%
Investments in real estate interests	303	303	3.3%	N/A

Total Portfolio/Weighted Average	$10,597	$9,296	100.0%	6.8%

(1)	Amortized cost reflects the cost incurred by us to acquire or originate the asset, net of origination discount.

(2)	The fair value of RAIT’s investments represents management’s estimate of the price that a willing buyer would pay a willing seller for such assets. Management bases this estimate on the underlying interest rates and credit spreads and, to the extent available, quoted market prices.

(3)	Percentages based on estimated fair value.

(4)	Weighted average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to amortized cost or estimated fair value.

(5)	RAIT’s investments in residential mortgages and mortgage-related receivables at March 31, 2008 consisted of investments in adjustable rate residential mortgages. These mortgages bear interest rates that are fixed for three, five, seven and ten year periods, respectively, and reset annually thereafter. RAIT has financed its investment in these assets through short-term repurchase agreements, long-term securitizations and its residual investments in repurchase agreements.

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial real estate loan portfolio at March 31, 2008 (dollars in millions):

	Amortized Cost	Weighted Average	Number of Loans	% of Total Loan
		Coupon		Portfolio
Commercial mortgages	$1,457	7.8%	127	66.9%
Mezzanine loans	539	10.5%	164	24.7%
Other loans	183	6.6%	11	8.4%

Total	$2,179	8.3%	302	100.0%

The geographic and property type breakdown is as follows:

Property Type	Percent		Percent
		Geographic Region
Multi-family	50.9%	Central..........	34.0%
Office	24.7%	West.............	26.8%
Retail	18.7%	Southeast........	20.3%
Other	5.7%	Mid-Atlantic.....	13.6%
		Northeast........	5.3%

Total	100.0%	Total............	100.0%

Residential Mortgage Loans

At March 31, 2008, RAIT’s residential mortgage loan portfolio consisted of 8,282 residential mortgage loans with an average interest rate of 5.6%. The portfolio had an average FICO score of 738 at origination, primarily in 2005, and has an amortized cost balance of $3.96 billion at March 31, 2008. Since the portfolios were originated, the portfolio has experienced $3.1 million in cumulative cash losses.

TruPS and Subordinated Debentures

As of March 31, 2008, RAIT maintained investments of $2.7 billion in TruPS and subordinated debentures. RAIT’s portfolio had a weighted average coupon of 7.3%. The issuers of these investments had a weighted average debt to total capitalization ratio of 78.3% and a weighted average interest coverage ratio of 1.9 times as of March 31, 2008. The following table provides a sector breakdown of these issuers as of March 31, 2008 based on estimated fair value:

TruPS and Subordinated Debt Industry Sector	Percent
Commercial Mortgage	32.1%
Office	17.7%
Specialty Finance	15.5%
Homebuilders	13.8%
Residential Mortgage	7.5%
Retail	6.9%
Hospitality	3.8%
Storage	2.7%
Total	100.0%

SFAS 159 Adoption

Prior to January 1, 2008, we recorded certain of our investments in securities and derivatives at fair value. Effective January 1, 2008, RAIT adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” or “SFAS No. 159”. Upon adoption on January 1, 2008, RAIT adjusted the carrying amounts of certain investments in securities, certain CDO notes payable, certain derivative instruments and other assets or liabilities to fair value resulting in a one-time increase in shareholders equity of $1.1 billion. Going forward, we will continue to reflect the fair value of these financial assets and liabilities at fair value in our balance sheet, with all changes in fair value recorded in earnings.

The following table summarizes the cumulative net fair value adjustments through March 31, 2008 for the specific financial assets and liabilities elected for the fair value option under SFAS No. 159 (dollars in thousands):

				Cumulative Fair
	Fair Value	SFAS No. 159 Fair	SFAS No. 159 Fair	Value Adjustments
	Adjustments as of	Value Adjustment on	Value Adjustments	as of March 31,
	December 31, 2007	January 1, 2008	in Q1 2008	2008

Assets:
Investments in securities	$(494,765)	$(99,991)	$(441,274)	$(1,036,030)
Deferred financing costs, net of accumulated amortization	—	(18,047)	—	(18,047)
Liabilities:
Trust preferred obligations	—	52,070	38,432	90,502
CDO notes payable	—	1,520,616	803,128	2,323,744
Derivative liabilities	(155,080)	—	(144,436)	(299,516)
Other liabilities	—	6,103	—	6,103

Cumulative adjustment	(649,845)	1,460,751	255,850	1,066,756
Minority interest allocation of cumulative adjustment	123,881	(373,357)	(99,510)	(348,986)

Cumulative effect on shareholders’ equity	$(525,964)	$1,087,394	$156,340	$717,770

Dividends

On March 25, 2008, RAIT declared a quarterly dividend of $0.46 per common share to shareholders of record on April 4, 2008 to be paid on May 15, 2008. On March 31, 2008, RAIT paid a quarterly cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on March 3, 2008. On April 16, 2008, RAIT declared a quarterly cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to be paid on June 30, 2008 to holders of record on June 2, 2008.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 11:00 AM EDT on Tuesday, May 6, 2008 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.277.1181 Domestic or 617.597.5358 International, using passcode 91243046. For those who are able to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Tuesday, May 13, 2008 by dialing 888.286.8010, access code 35364292.

About RAIT Financial Trust

RAIT, a real estate investment trust (“REIT”), provides a comprehensive set of debt financing options to the real estate industry, including investors in commercial real estate, REITs and real estate operating companies and their intermediaries, throughout the United States and Europe.  RAIT manages and invests in commercial mortgages, including whole and mezzanine loans, commercial real estate investments, preferred equity interests, residential mortgage loans, trust preferred securities and subordinated debentures. RAIT generates income for distribution from its portfolio of investments and assets under management.  For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007.

These risks and uncertainties also include the following factors: adverse market developments and credit losses have reduced, and may continue to reduce, the value of trust preferred securities, or TruPS, subordinated debentures and other debt instruments directly or indirectly held by RAIT; adverse market developments have reduced, and may continue to reduce, the value of other assets in RAIT’s investment portfolio; RAIT’s liquidity may be impaired by the reduced availability of short-term and long-term financing, including a reduction in the market for securities issued in securitizations and in the availability of repurchase agreements and warehouse facilities; RAIT’s liquidity may be adversely affected by margin calls; RAIT may be unable to obtain adequate capital at attractive rates or otherwise; payment delinquencies or failure to meet other collateral performance criteria in collateral underlying RAIT’s securitizations have restricted, and may continue to restrict RAIT’s ability to receive cash distributions from RAIT’s securitizations and have reduced, and may continue to reduce, the value of RAIT’s interests in these securitizations; failure of credit rating agencies to affirm their previously issued credit ratings for debt securities issued in RAIT’s securitizations seeking to go effective may restrict RAIT’s ability to receive cash distributions from those securitizations; covenants in RAIT’s financing arrangements may restrict RAIT’s business operations; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s earnings and the value of RAIT’s assets; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may be unable to sponsor and sell securities issued in securitizations, and, even if RAIT is able to do so, RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; RAIT may experience unexpected results arising from litigation that is currently pending or may arise in the future; RAIT and RAIT’s subsidiary, Taberna Realty Finance Trust, may fail to maintain qualification as real estate investment trusts, or REITs; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish further due to factors outside of RAIT’s control; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance companies may increase; and general business and economic conditions could impair the credit quality of our investments and reduce our ability to originate loans.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Period Ended
	March 31
	2008	2007
Revenue:
Investment interest income	$185,290	$205,167
Investment interest expense	(133,025)	(159,574)
Provision for losses	(10,273)	(3,718)
Net investment income	41,992	41,875
Rental income	3,848	2,412
Fee and other income	7,409	7,881

Total revenue	53,249	52,168
Expenses:
Compensation expense	8,169	8,368
Real estate operating expense	3,485	2,588
General and administrative expense	4,813	6,156
Depreciation expense	1,381	460
Amortization of intangible assets	7,071	14,289

Total expenses	24,919	31,861
Income before other income (expense), taxes and discontinued operations	28,330	20,307
Interest and other income	1,113	4,465
Change in fair value of free-standing derivatives	(37,203)	3,196
Change in fair value of financial instruments	255,850	—
Unrealized gains (losses) on interest rate hedges	81	88
Equity in loss of equity method investments	(37)	(4)
Asset impairments	(10,694)	—
Income allocated to minority interest	(104,059)	(5,764)

Income before taxes and discontinued operations	133,381	22,288
Income tax benefit	141	423

Income from continuing operations	133,522	22,711
Income from discontinued operations	—	156

Net income	133,522	22,867
Income allocated to preferred shares	(3,406)	(2,519)

Net income available to common shares	$130,116	$20,348

Earnings per share—Basic:
Continuing operations	$2.14	$0.34
Discontinued operations	—	—

Total earnings per share—Basic	$2.14	$0.34

Weighted-average shares outstanding—Basic	60,836,475	60,143,844
Earnings per share—Diluted:
Continuing operations	$2.14	$0.34
Discontinued operations	—	—

Total earnings per share—Diluted	$2.14	$0.34

Weighted-average shares outstanding—Diluted	60,853,250	60,616,721
Distributions declared per common share	$0.46	$0.80

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	March 31,	As of
	2008	December 31, 2007
Assets
Investments in mortgages and loans, at amortized cost
Commercial mortgages, mezzanine loans and other loans	$2,165,992	$2,189,939
Residential mortgages and mortgage-related receivables	3,958,409	4,065,083
Allowance for losses	(35,675)	(26,389)

Total investments in mortgages and loans	6,088,726	6,228,633
Investments in securities
Available-for-sale securities, at fair value	2,470,633	2,776,833
Security-related receivables ($800,911 at fair value as of March 31, 2008)	800,911	1,050,967

Total investments in securities	3,271,544	3,827,800
Investments in real estate interests	303,485	284,252
Cash and cash equivalents	34,235	127,987
Restricted cash	188,103	298,433
Accrued interest receivable	106,662	110,287
Warehouse deposits	32,059	31,576
Other assets	43,306	39,149
Deferred financing costs, net of accumulated amortization of $3,640 and $3,800, respectively	34,395	53,340
Intangible assets, net of accumulated amortization of $71,515 and $64,444, respectively	49,052	56,123
Total assets	$10,151,567	$11,057,580

Liabilities and shareholders’ equity
Indebtedness
Repurchase agreements	$67,913	$138,788
Secured credit facilities and other indebtedness	146,678	146,916
Mortgage-backed securities issued	3,701,508	3,801,959
Trust preferred obligations ($303,873 at fair value as of March 31, 2008)	303,873	450,625
CDO notes payable ($1,275,529 at fair value as of March 31, 2008)	2,688,504	5,093,833
Convertible senior notes	425,000	425,000

Total indebtedness	7,333,476	10,057,121
Accrued interest payable	72,986	65,947
Accounts payable and accrued expenses	12,308	19,197
Derivative liabilities	372,301	201,581
Deferred taxes, borrowers’ escrows and other liabilities	123,769	104,821
Distributions payable	28,083	28,068

Total liabilities	7,942,923	10,476,735
Minority interest	478,353	1,602
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 61,051,068 and 61,018,231 issued and outstanding, including 154,120 and 225,440 unvested restricted share awards, respectively	609	607
Additional paid in capital	1,578,188	1,575,979
Accumulated other comprehensive income (loss)	(170,109)	(440,039)
Retained earnings (deficit)	321,536	(557,371)

Total shareholders’ equity	1,730,291	579,243
Total liabilities and shareholders’ equity	$10,151,567	$11,057,580

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Three-Month
	Period Ended March 31		Period Ended December 31,
	2008	2007	2007
Net income (loss) available to common shares, as reported	$130,116	$20,348	$(183,489)
Add (deduct):
Provision for losses	10,273	3,718	11,059
Depreciation expense	1,381	460	2,426
Amortization of intangible assets	7,071	14,289	15,218
Change in fair value of financial instruments, net of allocation to minority interest of $99,510 for the three-month period ended March 31, 2008	(156,340)	—	—
Unrealized (gains) losses on interest rate hedges	(81)	(88)	5,184
Interest cost of hedges, net of allocation to minority interest of $2,374 for the three-month period ended March 31, 2008	(6,606)	—	—
Net gains on deconsolidation of VIEs	—	—	(17,471)
Capital (gains) losses (2)	32,059	—	—
Asset impairments	10,694	—	184,684
Share-based compensation	1,845	2,956	12,138
Fee income deferred (recognized)	305	18,009	(785)
Deferred tax provision (benefit)	992	(8,113)	(343)

Adjusted earnings	$31,709	$51,579	$28,621

Weighted-average shares outstanding—Diluted	60,853,250	60,616,721	60,789,508

Adjusted earnings per diluted share	$0.52	$0.85	$0.47

(1)	We measure our performance using adjusted earnings in addition to net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before depreciation, amortization of intangible assets, provision for losses, changes in fair value of financial instruments, net of minority interests, unrealized (gains) losses on hedges, asset impairments, net of minority interests, capital gains (losses), net gain on deconsolidation of VIEs, share-based compensation, write-off of unamortized deferred financing fees, deferred fee revenue and our deferred tax provisions. These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are amortization of intangible assets, provision for losses, changes in fair value of financial instruments, asset impairments, capital gains (losses) and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not economic charges or losses which would impact our current operating performance or dividend paying ability. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, and (iii) share based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

During the three-months ended March 31, 2008, we revised our definition of adjusted earnings to exclude capital gains (losses). Capital gains (losses), while economic losses, do not currently impact operating performance or dividend paying ability. This revision did not impact the computation of adjusted earnings during the three-months ended March 31, 2007.

(2)	During the three-months ended March 31, 2008, certain of our warehouse arrangements were terminated. We have accrued for the estimated loss of our warehouse deposits, or $32,059, as a component of the change in fair value of free-standing derivatives in our consolidated statement of operations.

Schedule II
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period
	Ended March 31,
	2008	2007
Fees and other income, as reported,	$7,409	$7,881
Add (deduct):
Asset management fees, eliminated	4,389	4,488
Deferred structuring fees	—	5,625
Deferred origination fees, net of amortization	305	12,384
Total Fees Generated	$12,103	$30,378

(1)	Total Fees Generated is a non-GAAP financial measurement and does not purport to be an alternative to fee and other income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. RAIT believes the presentation of Total Fees Generated is useful to investors because it demonstrates RAIT’s ability to generate fees, which creates additional yield.

Schedule III
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Tangible Book Value and Economic Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of		As of
	March 31, 2008		December 31, 2007
	Amount	Per Share (2)	Amount	Per Share (2)
Shareholders’ equity, as reported	$1,730,291	$28.34	$579,243	$9.49
Add (deduct):
Liquidation value of preferred shares (3)	(165,458)	(2.71)	(165,458)	(2.71)

Book Value	1,564,833	25.63	413,785	6.78
Unamortized intangible assets	(49,052)	(0.80)	(56,123)	(0.92)

Tangible Book Value (4)	1,515,781	24.83	357,662	5.86
Add (deduct):
Unrealized (gains) losses recognized in excess of value at risk.	(620,182)	(10.16)	284,002	4.66

Economic Book Value	$895,599	$14.67	$641,664	$10.52

(1)	Management views economic book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of unrealized losses or gains on investments in excess of our value at risk, or our retained investment. Under GAAP, we record unrealized losses or gains on investments of certain of our consolidated entities, primarily our consolidated securitizations, even if those unrealized losses or gains are in excess of our maximum value at risk, or our investment in those securitizations. Unrealized losses or gains recognized in our financial statements, prepared in accordance with GAAP, that are in excess of our maximum value at risk are added back or deducted from shareholders’ equity in arriving at economic book value. Economic book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our economic book value to that of other REITs. Economic book value is not intended to represent the fair value of our shareholders’ equity available to common shareholders.

(2)	Based on 61,051,068 and 61,018,231 common shares outstanding as of March 31, 2008 and December 31, 2007, respectively.

(3)	Based on 2,760,000 Series A preferred shares, 2,258,300 Series B preferred shares, and 1,600,000 Series C preferred shares, all of which have a liquidation preference of $25.00 per share.

(4)	Tangible book value per share is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares and net intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.